EXHIBIT 99.1

Lumera Corporation to Hold Conference Call to Discuss Q1 2007 Results

BOTHELL, Wash.--(BUSINESS WIRE)--April 24, 2007--Lumera Corporation (NASDAQ:LMRA), a leader in the emerging field of nanotechnology, will hold its quarterly conference call to discuss first quarter results on May 3, 2007, at 4:30 p.m. Eastern Daylight Time (1:30 p.m. Pacific Daylight Time).
Details to access the conference call and the live audio web cast are as follows:

Conference call:

(Please call approximately ten minutes prior to the scheduled start of the call.)

Toll-free: 800-638-4817
International callers: 617-614-3943
Pass code: 23714654

Live Audio web cast: www.Lumera.com

Replay and archive information:

(Telephone replay available until May 10, 2007, 6:30 p.m.)
Toll-free: 888-286-8010
International callers: 617-801-6888
Pass code: 32065724

Web cast will be archived on the Company's website at www.Lumera.com.

About Lumera

Lumera is a leader in the emerging field of nanotechnology. The company designs proprietary molecular structures and polymer compounds for the bioscience and communications/computing industries, both of which represent large market opportunities. The company also has developed proprietary processes for fabricating such devices. For more information, please visit www.lumera.com.

CONTACT: Lumera Corporation
Helene F. Jaillet (Investor Relations), 425-398-6546
http://www.lumera.com

or

The Summit Group Communications
Todd Wolfenbarger (Media), 801-595-1155

SOURCE: Lumera Corporation